EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

Entity Name	Jurisdiction of Formation
Acqui Polo SAS	France
Fashion Development Corp.	Delaware
Mountain Rose (USA), LLC	Delaware
Polo Jeans Company, LLC	Delaware
Polo Players, Ltd	Delaware
Poloco USA, Inc	Delaware
PRL CMI, LLC	Delaware
PRL Delaware, LLC	Delaware
PRL Fashions Inc.	Delaware
PRL Hotel Company LLC	Delaware
PRL International, Inc.	Delaware
PRL Netherlands Limited, LLC	Delaware
PRL S.R.L.	Argentina
PRL USA Holdings, Inc.	Delaware
PRL USA, Inc.	Delaware
Ralph Lauren Americas, S.A.	Panama
Ralph Lauren Apparel Prague s.r.o.	Czech Republic
Ralph Lauren Asia Holding Company Limited (f/k/a Polo Ralph Lauren Asia Holding Company Limited)	Hong Kong
Ralph Lauren Asia Pacific Limited (f/k/a Polo Ralph Lauren Asia Pacific, Limited)	Hong Kong
Ralph Lauren Australia Pty Ltd (f/k/a PRL Australia Pty Ltd)	Australia
Ralph Lauren Austria GmbH (f/k/a PRL Textil Gmbh)	Austria
Ralph Lauren Aviation, LLC (f/k/a Polo Ralph Lauren Aviation, LLC)	Delaware
Ralph Lauren Belgium S.p.r.l. (f/k/a Poloco Belgium S.p.r.l.)	Belgium
Ralph Lauren Brasil, Licenciamento, Locações e Participações Ltda.	Brazil
Ralph Lauren Canada Corporation	Canada
Ralph Lauren Commercial Enterprises ULC	Ireland
Ralph Lauren Company West, LLC	Delaware
Ralph Lauren Corporation	Delaware
Ralph Lauren Denmark ApS (f/k/a Polo Ralph Lauren Denmark ApS)	Denmark
Ralph Lauren Espana SL (f/k/a Poloco Espana SL)	Spain
Ralph Lauren Europe Sàrl (f/k/a Polo Ralph Lauren Europe Sàrl)	Switzerland
Ralph Lauren Footwear Co., Inc.	Massachusetts
Ralph Lauren France S.A.S. (f/k/a Poloco S.A.S.)	France
Ralph Lauren Germany Gmbh (f/k/a Polo Moden Gmbh)	Germany
Ralph Lauren Holding BV (f/k/a Polo Hold BV)	Netherlands
Ralph Lauren Home Collection Showroom, LLC (f/k/a Polo Ralph Lauren Home Collection Showroom, LLC)	Delaware
Ralph Lauren Home Collection, Inc.	Delaware
Ralph Lauren (Hong Kong) Retail Company Limited (f/k/a Polo Ralph Lauren (Hong Kong) Retail Company Limited)	Hong Kong
Ralph Lauren (Hong Kong) Retail Company Limited Taiwan Branch (f/k/a Polo Ralph Lauren (Hong Kong) Retail Company Limited Taiwan Branch)	Taiwan
Ralph Lauren Import and Export (Shanghai) Company Limited	China

Entity Name	Jurisdiction of Formation
Ralph Lauren International Holdings ULC	Ireland
Ralph Lauren Ireland Limited	Ireland
Ralph Lauren Japan G.K. (f/k/a Ralph Lauren Corporation Japan)	Japan
Ralph Lauren Jeans Company, LLC	Delaware
Ralph Lauren Korea Ltd. (f/k/a Polo Ralph Lauren Korea Ltd)	Korea
Ralph Lauren Latin American Services, S. de R.L.	Panama
Ralph Lauren Lifestyle Concepts (NY) LLC	New York
Ralph Lauren Lifestyle Concepts LLC	Delaware
Ralph Lauren (Macau) Limited (f/k/a Polo Ralph Lauren (Macau) Limited)	Macau
Ralph Lauren Mağazacilik ve Ticaret Limited Sirketi	Turkey
Ralph Lauren (Malaysia) Sdn Bhd (f/k/a Polo Ralph Lauren (Malaysia) Sdn Bhd)	Malaysia
Ralph Lauren Management Services, LLC	Delaware
Ralph Lauren Media, LLC	Delaware
Ralph Lauren Netherlands BV (f/k/a Poloco Netherlands BV)	Netherlands
Ralph Lauren New Zealand Limited	New Zealand
Ralph Lauren Poland Sp. z.o.o.	Poland
Ralph Lauren Portugal, Unipessoal LDA (f/k/a PRL Portugal, Unipessoal LDA)	Portugal
Ralph Lauren Retail, Inc.	Delaware
Ralph Lauren Saint Barth S.A.S. (f/k/a Polo Ralph Lauren S.A.S. (St. Barthelemy)	France
Ralph Lauren Scandinavia AB (f/k/a Poloco Scandinavia AB)	Sweden
Ralph Lauren (Singapore) Private Limited (f/k/a Polo Ralph Lauren (Singapore) Private Limited)	Singapore
Ralph Lauren Sourcing Americas, LLC (f/k/a Polo Ralph Lauren Sourcing Americas, LLC)	Delaware
Ralph Lauren Sourcing Company, Ltd (f/k/a Polo Ralph Lauren Sourcing Company, Ltd)	Hong Kong
Ralph Lauren Sourcing Italy S.r.l.	Italy
Ralph Lauren Switzerland Sagl	Switzerland
Ralph Lauren Trading (Dongguan) Company Ltd	China
Ralph Lauren Trading (Dongguan) Company Ltd, Shanghai Huangpu Branch	China
Ralph Lauren Trading (Shanghai) Co., Ltd (f/k/a Polo Ralph Lauren Trading (Shanghai) Co., Ltd)	China
Ralph Lauren UK Ltd. (f/k/a Polo UK Ltd.)	United Kingdom
Ralph Lauren Vietnam Limited Liability Company	Vietnam
Ralph Lauren Vietnam Limited Liability Company, Ho Chi Minh City Branch	Vietnam
Ralph Lauren Womenswear, LLC	Delaware
RL Delaware, LLC	Delaware
RL Fashions of Europe S.r.l. (f/k/a PRL Fashions of Europe S.r.l.)	Italy
RL Finance BV (f/k/a Polo Fin BV)	Netherlands
RL Fragrances, LLC	Delaware
RL Hellas Resorts EPE	Greece
RL International Assignments, Inc. (f/k/a Polo International Assignments Service Corp.)	Delaware
RL Retail Services Limited (f/k/a Polo Retail Europe Limited)	United Kingdom
RL Services Srl (f/k/a PRL Sample Development Center Srl)	Italy
RL Sourcing Bangladesh Limited	Bangladesh
RL Sourcing Bangladesh Private Limited	Bangladesh
RL Sourcing India LLP	India
RL Sweden AB	Sweden
RL Travel, Inc	Delaware
RLPR, Inc.	Delaware

Entity Name	Jurisdiction of Formation
RLWW, LLC	Delaware
Rodeo Girl Productions, Inc.	New York
Sun Apparel, LLC	Delaware
The Polo/Lauren Company LP	New York
The Polo/Lauren Company L.P., Succursale de Plan les Ouates	Switzerland
The Ralph Lauren Womenswear Company, L.P.	Delaware
WSH, LLC	Delaware